                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF


                       CGW BUILDING MATERIALS GROUP, INC.

                                       I.

     The name of the Corporation is CAMERON ASHLEY INC.


                                       II.

     The Corporation shall have authority to issue 20,100,000 shares of capital stock, of which 20,000,000 shares shall be designated "Common Stock," and 100,000 shares shall be designated "Preferred Stock."

     The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and liquidation of the shares of capital stock are as follows:

     Common Stock

     Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article II, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, but not limited to, the following rights and privileges:

          (a) The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders;

          (b) The holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor; and

          (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, which may be granted to the holders of Preferred Stock.

     Preferred Stock

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and liquidation shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any such shares.

     The Board of Directors is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, to file articles of amendment which are effective without shareholder action to increase or decrease the number of shares included in each series of Preferred Stock (but not to decrease the number of shares in any series below the number of shares then issued), and, prior to the issuance of any shares of the class or shares of the series so affected, to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption and liquidation relating to the shares of each series.

                                      III.

     Except as otherwise provided in these Amended and Restated Articles of Incorporation or pursuant to the terms of any authorized series of Preferred Stock, the vote required for shareholder action on all matters shall be the minimum vote required by the Georgia Business Corporation Code.

                                      IV.

     (a) The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

          1. The number of directors shall be fixed from time to time in accordance with the Bylaws of the Corporation.

          2. The directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to the Board of Directors to fill a vacancy resulting from an increase in such a class shall hold office for a term that expires at the next Annual

     Meeting of Shareholders, and in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

          A director shall hold office until the Annual Meeting of Shareholders for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          3. Any vacancy on the Board of Directors that results from an increase in the number of directors or from prior death, resignation, retirement, disqualification or removal from office of a director may be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from the death, resignation, retirement, disqualification or removal from office of a director, shall have the same remaining term as that of his or her predecessor.

          4. At any meeting of shareholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed only for cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote at an election of directors.

     (b) Except as may be prohibited by law or by these Amended and Restated Articles of Incorporation, the Board of Directors shall have the right to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation, and have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors, each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation. No Bylaw shall be adopted by shareholders that shall impair or impede the implementation of the foregoing.

     (c) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain actions may be permitted by law, by these Amended and Restated Articles of Incorporation or by the Bylaws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation inconsistent with this Article IV; provided, however, that this Article IV(c) shall not apply to, and such eighty percent (80%) vote shall not be required to alter, amend, change, add to or repeal any provisions of the Bylaws relating to this Article IV, or this Article IV of these Amended and Restated Articles of Incorporation, recommended by not less than two-thirds (2/3) of the members of the Board of Directors.

     (d) The invalidity or unenforceability of this Article IV, or any portion hereof, or of any action taken pursuant to this Article IV shall not affect the validity or enforceability of any other provision of these Amended and Restated Articles of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article IV.

                                       V.

     No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for:

          (a) Any appropriation of any business opportunity of the Corporation in violation of his or her duties;

          (b) Acts or omissions which involve intentional misconduct or a knowing violation of law;

          (c) Liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or

          (d) Any transaction from which the director derived an improper personal benefit.

                                      VI.

     The Corporation shall indemnify its officers and directors to the fullest extent permitted under the Georgia Business Corporation Code as it exists now or as hereafter may be amended. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled, whether by statute, agreement with the Corporation or otherwise. The Board of Directors may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors and such insurance need not be limited to the Corporation's power of indemnification under the Georgia Business Corporation Code.

                                      VII.

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, this Article VII is used solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

     IN WITNESS WHEREOF, CGW BUILDING MATERIALS GROUP, INC. has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer on the 7th day of February, 1994.




                              CGW BUILDING MATERIALS GROUP, INC.


                              BY: /s/ JOHN H. BRADBERRY
                                 -------------------------------
                                   Name: John H. Bradberry
                                        ------------------------
                                   Its: VICE PRESIDENT
                                        ------------------------

                             ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                               CAMERON ASHLEY INC.

     Cameron Ashley Inc. hereby files these Articles of Amendment and states as follows:

     1. The name of the corporation is Cameron Ashley Inc. (the "Corporation").

     2. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by adding thereto a new Article VIII as follows:

                                      VIII

     Any shares of common stork of the Corporation that are reacquired by the Corporation shall become treasury shares.

     3. The foregoing amendment was adopted by the Corporation's Board of Directors on August 30, 1995. As provided in Section 14-2-631 of the Georgia Business Corporation Code, the foregoing amendment did not require the approval of the Corporation's shareholders.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Amendment this 30th day of August 1995.


                              CAMERON ASHLEY INC.



                              By: /s/ JOHN S. DAVIS
                                 -------------------------------

                              Title: Vice President,
                                     Senior Counsel & Secretary
                                     ---------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                               CAMERON ASHLEY INC.

     Cameron Ashley Inc. hereby files these Articles of Amendment and states as follows:

1. The name of the corporation is Cameron Ashley Inc. (the "Corporation").

2. Effective upon the date of filing of these Articles of Amendment, the Amended and Restated Articles of Incorporation of the Corporation shall be amended by deleting Article I in its entirety and substituting in lieu thereof the following:

         "The name of the Corporation is Cameron Ashley Building Products, Inc."

3. All other provisions of the Amended and Restated Articles of Incorporation of the Corporation shall remain in full force and effect.

4. This amendment was duly adopted by the Board of Directors of the Corporation on November 20, 1995 and shareholder action was not required.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 20th day of November, 1995.



                              By: /s/ JOHN S. DAVIS
                                 --------------------------------------
                                  Name: John S. Davis
                                        -------------------------------
                                  Title: Vice President & Secretary
                                        -------------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                     CAMERON ASHLEY BUILDING PRODUCTS, INC.


                                        I.

     The name of the corporation is Cameron Ashley Building Products, Inc. (the "Corporation").


                                       II.

     Article II. of the Articles of Incorporation is hereby amended by adding a new Section II-A., which shall consist of designation of Series A Preferred Stock set forth on Exhibit "A" hereto.



                                      III.

     The foregoing amendment was adopted by the Corporation's Board of Directors on August 19, 1997. Pursuant to Sections 14-2-1002 and 14-2-602 of the Georgia Business Corporation Code and the Corporation's Articles of Incorporation, shareholder approval of the amendment was not required.


          IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed this 25th day of June, 1998.


                                   CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                   By: /s/ JOHN S. DAVIS
                                      -----------------------------------
                                        Name: John S. Davis
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

                                   EXHIBIT "A"

Series A Preferred Stock

     Section 1. Designation and Amount. The shares of such series shall be designated as Series A Preferred Stock and the number of shares constituting such series shall be 10,000.

     Section 2. Dividends and Distributions

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the 1st day of November, February, May and August in each year commencing November 1, 1997 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, ten thousand (10,000) times the aggregate per share amount of all cash dividends, and ten thousand (10,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of the common stock of the Corporation, no par value ("the Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after August 19, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth each share of Series A Preferred Stock shall entitle the holder thereof to ten thousand (10,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then it each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series A Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the shareholders.

          (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any directors elected by any other series, class or classes of securities, and the authorized number of directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

               (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two directors, then and during such time as such right continues (a) the then authorized number of directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional directors so provided for, and (b) each such additional director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of shareholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

               (iii) A director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

               (iv) If during any interval between annual meetings of shareholders for the election of directors and while the holders of Series A Preferred Stock shall be entitled to elect two directors, there is no such director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 90 days of the occurrence of such vacancy, unless an annual meeting of shareholders is scheduled during such 90-day period.

               (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any directors elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

          (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such junior stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received

$144.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Notwithstanding any provision of the
Amended And Restated Articles of Incorporation, as amended, to the contrary, following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) ten thousand (10,000) (as appropriately adjusted as set forth in paragraph (C) of this Section to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation. Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to ten thousand (10,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding

Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the thirty
(30) day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such thirty (30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. Except as otherwise provided in the Amended And Restated Articles of Incorporation, as amended, or by law, the Amended And Restated Articles of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. At the Corporation's sole discretion, Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.


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